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                                                                   Exhibit g(2)

                               CitiFunds Trust II
                              388 Greenwich Street
                            New York, New York 10013
                               __________ __, 2000

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

      Re:   CitiFunds Trust II - Custodian Contract

Ladies and Gentlemen:

      Pursuant to Section 17 of the Custodian Contract dated as of September 1, 1997 (the "Contract"), between CitiFunds Trust II (the "Trust") and State Street Bank and Trust Company (the "Custodian"), we hereby request that Smith Barney Diversified Large Cap Growth Fund and Smith Barney Small Cap Growth Opportunities Fund (collectively, the "Series") be added to the list of series of the Trust to which the Custodian renders services as custodian under the terms of the Contract.

      Please sign below to evidence your agreement to render such services as custodian on behalf of the Series as beneficiaries under the Contract.


                                   CITIFUNDS TRUST II

                                By:
                                       -------------------------------

                                Title:
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Agreed:
STATE STREET BANK AND TRUST COMPANY

By:
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Title:
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